Exhibit 10.2

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO BORROWER.

UNSECURED CONVERTIBLE PROMISSORY NOTE

Effective Date: December 3, 2014	U.S. $560,000.00

FOR VALUE RECEIVED, Vape Holdings, Inc., a Delaware corporation ("Borrower"), promises to pay to TYPENEX CO-INVESTMENT, LLC, a Utah limited liability company, or its successors or assigns ("Lender"), $560,000.00 and any interest, fees, charges, and late fees on the date that is seventeen (17) months after the Purchase Price Date (as defined below) (the "Maturity Date") in accordance with the terms hereof. This Unsecured Convertible Promissory Note (this "Note") is issued and made effective as of December 3, 2014 (the "Effective Date"). This Note is issued pursuant to that certain Securities Purchase Agreement dated December 3, 2014, as the same may be amended from time to time (the "Purchase Agreement"), by and between Borrower and Lender. Certain capitalized terms used herein but not otherwise defined shall have the meaning ascribed thereto in the Purchase Agreement. Certain other capitalized terms used herein are defined in Attachment 1 attached hereto and incorporated herein by this reference.

This Note carries an original issue discount ("0ID") of $50,000.00. In addition, Borrower agrees to pay $10,000.00 to Lender to cover Lender's legal fees, accounting costs, due diligence, monitoring and other transaction costs incurred in connection with the purchase and sale of this Note (the "Transaction Expense Amount"), all of which amount is included in the initial principal balance of this Note. The purchase price for this Note shall be $500,000.00 (the "Purchase Price"), computed as follows: $560,000.00 original principal balance, less the OID, less the Transaction Expense Amount. The Purchase Price shall be payable by delivery to Borrower at Closing of a wire transfer of immediately available funds in the amount of the Purchase Price (as defined in the Purchase Agreement). For purposes hereof, the term "Purchase Price Date" means the date the Purchase Price is delivered by Lender to Borrower.

1.      Payment: Prepayment. All payments owing hereunder shall be in lawful money of the United States of America or Conversion Shares, as provided for herein, and delivered to Lender at the address furnished to Borrower for that purpose. All payments shall be applied first to (a) costs of collection, if any, then to (b) fees and charges, if any, then to (c) accrued and unpaid interest, and thereafter, to (d) principal. Notwithstanding the foregoing, so long as Borrower has not received a Conversion Notice (as defined below) from Lender where the applicable Conversion Shares have not yet been delivered and so long as no Event of Default has occurred since the Effective Date (whether declared by Lender or undeclared), then Borrower shall have the right, exercisable on not less than five (5) Trading Days prior written notice to Lender to prepay the Outstanding Balance of this Note, in full, in accordance with this Section 1. Any notice of prepayment hereunder (an "Optional Prepayment Notice") shall be delivered to Lender at its registered address and shall state: (y) that Borrower is exercising its right to prepay this Note, and (z) the date of prepayment, which shall be not less than five (5) Trading Days from the date of the Optional Prepayment Notice. On the date fixed for prepayment (the "Optional Prepayment Date"), Borrower shall make payment of the Optional Prepayment Amount (as defined below) to or upon the order of Lender as may be specified by Lender in writing to Borrower. If Borrower exercises its right to prepay this Note, Borrower shall make payment to Lender of an amount in cash (the "Optional Prepayment Amount") equal to 125% (the "Prepayment Premium") multiplied by the then Outstanding Balance of this Note. In the event Borrower delivers the Optional Prepayment Amount to Lender prior to the Optional Prepayment Date or without delivering an Optional Prepayment Notice to Lender as set forth herein without Lender's prior written consent, the Optional Prepayment Amount shall not be deemed to have been paid to Lender until the Optional Prepayment Date. Moreover, in such event the Optional Prepayment Liquidated Damages Amount will automatically be added to the Outstanding Balance of this Note on the day Borrower delivers the Optional Prepayment Amount to Lender. In the event Borrower delivers the Optional Prepayment Amount without an Optional Prepayment Notice, then the Optional Prepayment Date will be deemed to be the date that is five (5) Trading Days from the date that the Optional Prepayment Amount was delivered to Lender. In addition, if Borrower delivers an Optional Prepayment Notice and fails to pay the Optional Prepayment Amount due to Lender within two (2) Trading Days following the Optional Prepayment Date, Borrower shall forever forfeit its right to prepay this Note.

2.      Amortization and Interest.

2.1. Payment of Interest. Borrower shall pay interest to Lender on the Outstanding Balance at the rate of 10% per annum from the Purchase Price Date. Any accrued interest will be payable upon each Conversion (as defined below) and on each Amortization Payment Date (as defined below). Interest shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and shall accrue daily commencing on the Purchase Price Date until payment in full of the outstanding principal, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made.

2.2. Amortization Payments. Starting on June 3, 2015 and continuing on the third day of each of the following eleven (11) successive months thereafter (each, an "Amortization Payment Date"), Borrower shall make payments (each, an "Amortization Payment") in the amount and on the date set forth on the Amortization Schedule attached as Exhibit B. Each Amortization Payment shall, at the option of Borrower, be made in cash, subject to the Prepayment Premium, or in Conversion Shares, subject to the Equity Conditions, at the Amortization Conversion Rate (each such conversion of an Amortization Payment into Conversion Shares, an "Amortization Conversion"). Notwithstanding any provision in this Note to the contrary, Borrower will not be required to make any Amortization Payment to the extent any such Amortization Payment would result in Borrower making aggregate Amortization Payments in an amount greater than the Outstanding Balance. The Outstanding Balance of this Note will be due and payable on the Maturity Date and may be paid in cash, or, in Borrower's discretion, in Conversion Shares (subject to the Equity Conditions). For the avoidance of doubt, Borrower will not have the right to make an Amortization Conversion if the Equity Conditions are not satisfied in full or waived in writing by Lender with respect to each Amortization Payment. If Borrower elects to make an Amortization Conversion, Borrower must deliver on the Amortization Payment Date (i) a certificate representing the applicable number of Conversion Shares, and (ii) a notice detailing how Borrower calculated such number of Conversion Shares. Any Conversion Shares delivered in connection with an Amortization Conversion shall be delivered in accordance with Section 8 below.

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2.3. Amortization Conversion Calculation Errors. In the event Borrower delivers any Conversion Shares to Lender pursuant to an Amortization Conversion and Lender reasonably believes Borrower delivered an incorrect number of Conversion Shares, Lender shall have the right, within five (5) Trading Days of its receipt of the applicable Conversion Shares, to dispute Borrower's calculation of the number of Conversion Shares delivered by delivering written notice of such dispute to Borrower. If Borrower disagrees with Lender's dispute, Borrower and Lender agree to resolve such dispute in accordance with the provisions of Section 8.5 of the Purchase Agreement. If, following the resolution of such dispute, it is determined that Borrower is required to deliver additional Conversion Shares to Lender, Borrower shall deliver such additional Conversion Shares (in the manner prescribed in Section 8 below) to Lender within three (3) Trading Days of the resolution of such dispute. However, if it is determined that Borrower delivered too many Conversion Shares to Lender, Borrower may elect to either require that Lender return such excess Conversion Shares to Borrower or apply such excess Conversion Shares towards its next delivery of Conversion Shares.

3.      Conversion.

3.1. Conversion Price. Subject to the adjustments set forth herein, the conversion price for each Conversion (the "Conversion Price") shall be 70% (the "Conversion Factor") of the average of the three (3) lowest Closing Sale Prices in the ten (10) Trading Days immediately preceding the applicable Conversion. Additionally, if at any time after the Effective Date, the Conversion Shares are not DTC Eligible, then the then-current Conversion Factor will automatically be reduced by 5% for all future Conversions. Finally, in addition to the Default Effect, if any Major Default occurs after the Effective Date, the Conversion Factor shall automatically be reduced for all future Conversions by an additional 5% for each of the first three (3) Major. Defaults that occur after the Effective Date (for the avoidance of doubt, each occurrence of any Major Default shall be deemed to be a separate occurrence for purposes of the foregoing reductions in Conversion Factor, even if the same Major Default occurs three (3) separate times). For example, the first time the Conversion Shares are not DTC Eligible, the Conversion Factor for future Conversions thereafter will be reduced from 70% to 65% for purposes of this example. If, thereafter, there are three (3) separate occurrences of a Major Default pursuant to Section 4.1(i), then for purposes of this example the Conversion Factor would be reduced by 5% for the first such occurrence, and so on for each of the second and third occurrences of such Major Default. Notwithstanding the foregoing, in no event shall the Conversion Factor be less than 50% or the Conversion Price be less than $0.50 (the "Conversion Price Floor").

3.2. Conversions. Lender has the right at any time after the Purchase Price Date until the Outstanding Balance has been paid in full, including without limitation until any Optional Prepayment Date (even if Lender has received an Optional Prepayment Notice), at its election, to convert (each instance of conversion pursuant to this Section 3 is referred to herein as a "Lender Conversion", and together with an Amortization Conversion, a "Conversion") all or any part of the Outstanding Balance into Conversion Shares, as per the following conversion formula: the number of Conversion Shares equals the amount being converted (the "Conversion Amount") divided by the Conversion Price. Conversion notices in the form attached hereto as Exhibit A (each, a "Conversion Notice") may be effectively delivered to Borrower by any method of Lender's choice (including but not limited to facsimile, email, mail, overnight courier, or personal delivery), and all Conversions shall be cashless and not require further payment from Lender. Borrower shall deliver the Conversion Shares from any Conversion to Lender in accordance with Section 8 below within three (3) Trading Days of Lender's delivery of the Conversion Notice to Borrower.

3.3. Cash Payment Option. Notwithstanding Section 3.2 above, Borrower may, at its option, elect to pay any Conversion Amount in cash in lieu of delivering Conversion Shares. if Borrower elects to pay a Conversion Amount in cash, it must (i) notify Lender of its intention to pay the Conversion Amount in cash within 24 hours of Lender's delivery of the Conversion Notice, and (ii) deliver the cash via wire transfer of immediately available funds within three (3) Trading Days of Lender's delivery of the Conversion Notice to Borrower: If Borrower fails to deliver notice pursuant to the immediately foregoing clause (i) or fails to make the wire transfer when due pursuant to the immediately foregoing clause (ii), then Borrower shall be deemed to have waived its right to pay such Conversion Amount in cash.

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 4.      Defaults and Remedies.

4.1. Defaults. The following are events of default under this Note (each, an "Event of Default"): (i) Borrower shall fail to pay any principal, interest, fees, charges, or any other amount when due and payable hereunder; or (ii) Borrower shall fail to deliver any Conversion Shares pursuant to Section 2 above in accordance with the terms hereof; or (iii) Borrower shall fail to deliver any Conversion Shares pursuant to Section 3 above in accordance with the terms hereof, or (iv) a receiver, trustee or other similar official shall be appointed over Borrower or a material part of its assets and such appointment shall remain uncontested for twenty (20) days or shall not be dismissed or discharged within sixty (60) days; (v) Borrower shall become insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; or (vi) Borrower shall make a general assignment for the benefit of creditors; or (vii) Borrower shall file a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); or (viii) an involuntary proceeding shall be commenced or filed against Borrower; or (ix) Borrower shall default or otherwise fail to observe or perform in any material respect any covenant, obligation, condition or agreement of Borrower contained herein or in any other Transaction Document, other than those specifically set forth in this Section 4.1; or (x) Borrower shall become delinquent in its filing requirements as a fully-reporting issuer registered with the SEC or shall fail to timely file all required quarterly and annual reports and any other filings that are necessary to enable Lender to sell Conversion Shares pursuant to Rule 144; or (xi) any representation, warranty or other statement made or furnished by or on behalf of Borrower to Lender herein, in any Transaction Document, or otherwise in connection with the issuance of this Note shall be false, incorrect, incomplete or misleading in any material respect when made or furnished; or (xii) the occurrence of a Fundamental Transaction without Lender's prior written consent; or (xiii) Borrower shall fail to maintain the Share Reserve as required under the Purchase Agreement; or (xiv) Borrower effectuates a reverse split of its Common Stock without twenty (20) Trading Days prior written notice to Lender, or (xv) any money judgment, writ or similar process shall be entered or filed against Borrower or any subsidiary of Borrower or any of its property or other assets for more than $100,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) calendar days unless otherwise consented to by Lender; or (xvi) Borrower shall fail to deliver to Lender original signature pages to all Transaction Documents within five (5) Trading Days of the Purchase Price Date; or (xvii) Borrower is not DTC Eligible.

4.2. Remedies. Upon the occurrence of any Event of Default, Borrower shall within three (3) Trading Days deliver written notice thereof via facsimile, email or reputable overnight courier (with next day delivery specified) (an "Event of Default Notice") to Lender. At any time and from time to time after the earlier of Lender's receipt of an Event of Default Notice and Lender becoming aware of the occurrence of any Event of Default, Lender may accelerate this Note by written notice to Borrower, with the Outstanding Balance becoming immediately due and payable in cash at the Mandatory Default Amount (as defined hereafter). Notwithstanding the foregoing, at any time following the occurrence of any Event of Default, Lender may, at its option, elect to increase the Outstanding Balance by applying the Default Effect (as defined below) (subject to the limitation set forth below) via written notice to Borrower without accelerating the Outstanding Balance, in which event the Outstanding Balance shall be increased as of the date of the occurrence of the applicable Event of Default pursuant to the Default Effect, but the Outstanding Balance shall not be immediately due and payable unless so declared by Lender (for the avoidance of doubt, if Lender elects to apply the Default Effect pursuant to this sentence, it shall reserve the right to declare the Outstanding Balance immediately due and payable at any time and no such election by Lender shall be deemed to be a waiver of its right to declare the Outstanding Balance immediately due and payable as set forth herein unless otherwise agreed to by Lender in writing). For purposes hereof, the "Default Effect" is calculated by multiplying the Outstanding Balance as of the date the applicable Event of Default occurred by (1) 15% for each occurrence of any Major Default, or (ii) 5% for each occurrence of any Minor Default, and then adding the resulting product to the Outstanding Balance as of the date the applicable Event of Default occurred, with the sum of the foregoing then becoming the Outstanding Balance under this Note as of the date the applicable Event of Default occurred; provided that the Default Effect may only be applied three (3) times hereunder with respect to Major Defaults and three (3) times hereunder with respect to Minor Defaults; and provided further that the Default Effect shall not apply to any Event of Default pursuant to Section 4.1(iii) hereof. Notwithstanding the foregoing, upon the occurrence of any Event of Default described in clauses (iv), (v), (vi), (vii) or (viii) of Section 4.1, the Outstanding Balance as of the date of acceleration shall become immediately and automatically due and payable in cash at the Mandatory Default Amount, without any written notice required by Lender. The "Mandatory Default Amount" means the greater of (i) the Outstanding Balance divided by the Conversion Price on the date the Mandatory Default Amount is demanded, multiplied by the volume weighted average price (the "VWAF') on the date the Mandatory Default Amount is demanded, or (ii) the Default Effect. At any time following the occurrence of any Event of Default, upon written notice given by Lender to Borrower, interest shall accrue on the Outstanding Balance beginning on the date the applicable Event of Default occurred at an interest rate equal to the lesser of 22% per annum or the maximum rate permitted under applicable law ("Default Interest"). In connection with acceleration described herein, Lender need not provide, and Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and Lender may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Lender at any time prior to payment hereunder and Lender shall have all rights as a holder of the Note until such time, if any, as Lender receives full payment pursuant to this Section 4.2. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. Nothing herein shall limit Lender's right to pursue any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to Borrower's failure to timely deliver Conversion Shares upon Conversion of the Notes as required pursuant to the terms hereof. In no event shall the Outstanding Balance increase by more than 20% pursuant to the application of the Default Effect or Mandatory Default Amount; provided, however, that the foregoing 20% cap shall not apply to Default Interest or Conversion Delay Late Fees (as defined below).

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4.3. Cure for Minor Defaults. If any Minor Default is curable, then the default may be cured (and no Event of Default will have occurred) if Borrower cures the default within three (3) trading days of the occurrence of the Minor Default.

4.4. Cross Default. A breach or default by Borrower of any covenant or other term or condition contained in any Other Agreements (as defined below) shall, at the option of Lender, be considered an Event of Default under this Note, in which event Lender shall be entitled (but in no event required) to apply all rights and remedies of Lender under the terms of this Note. "Other Agreements" means, collectively, (a) all existing and future agreements and instruments between, among or by Borrower (or an affiliate), on the one hand, and Lender (or an affiliate), on the other hand, and (b) any financing agreement or a material agreement that affects Borrower's ongoing business operations. For the avoidance of doubt, all existing and future loan transactions between Borrower and Lender and their respective affiliates will be cross-defaulted with each other loan transaction and with all other existing and future debt of Borrower to Lender.

5.      Unconditional Obligation; No Offset. Borrower acknowledges that this Note is an unconditional, valid, binding and enforceable obligation of Borrower not subject to offset, deduction or counterclaim of any kind. Borrower hereby waives any rights of offset it now has or may have hereafter against Lender, its successors and assigns, and agrees to make the payments or conversions called for herein in accordance with the terms of this Note.

6.      Waiver. No waiver of any provision of this Note shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

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7.      Rights Upon Issuance of Securities.

7.1. Subsequent Equity Sales. Except with respect to Excluded Securities, if Borrower or any subsidiary thereof, as applicable, at any time this Note is outstanding, shall sell or issue any Common Stock to Lender or any third party for a price that is less than the then effective Conversion Price, then such Conversion Price shall be automatically reduced and only reduced to equal such lower issuance price. Except with respect to Excluded Securities, if Borrower or any subsidiary thereof, as applicable, at any time this Note is outstanding, shall sell or grant any option to any party to purchase, or sell or grant any right to reprice, or issue any Common Stock, preferred shares convertible into Common Stock, or debt, warrants, options or other instruments or securities to Lender or any third party which are convertible into or exercisable for shares of Common Stock (together herein referred to as "Equity Securities"), at an effective price per share less than the then effective Conversion Price (such issuance, together with any sale of Common Stock, is referred to herein as a "Dilutive Issuance"), then, the Conversion Price shall be automatically reduced and only reduced to equal such lower effective price per share. If the holder of any Equity Securities so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options, or rights per share which are issued in connection with such Dilutive Issuance, be entitled to receive shares of Common Stock at an effective price per share that is less than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on the date of such Dilutive Issuance, and the then effective Conversion Price shall be reduced and only reduced to equal such lower effective price per share. Such adjustments described above to the Conversion Price shall be permanent (subject to additional adjustments under this section), and shall be made whenever such Common Stock or Equity Securities are issued. Borrower shall notify Lender, in writing, no later than the Trading Day following the issuance of any Common Stock or Equity Securities subject to this Section 7.1, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price, or other pricing terms (such notice, the "Dilutive Issuance Notice"). For purposes of clarification, whether or not Borrower provides a Dilutive Issuance Notice pursuant to this Section 7.1, upon the occurrence of any Dilutive Issuance, on the date of such Dilutive Issuance the Conversion Price shall be lowered to equal the applicable effective price per share regardless of whether Borrower or Lender accurately refers to such lower effective price per share in any Conversion Notice.

7.2. Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. Without limiting any provision hereof, if Borrower at any time on or after the Effective Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price and Conversion Price Floor in effect immediately prior to such subdivision will be proportionately reduced. Without limiting any provision hereof, if Borrower at any time on or after the Effective Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price and Conversion Price Floor in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 7.2 shall become effective immediately after the effective date of such subdivision or combination. if any event requiring an adjustment under this Section 7.2 occurs during the period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such event.

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7.3. Other Events. In the event that Borrower (or any subsidiary) shall take any action to which the provisions of this Section 7 are not strictly applicable, or, if applicable, would not operate to protect Lender from dilution or if any event occurs of the type contemplated by the provisions of this Section 7 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then Borrower's board of directors shall in good faith determine and implement an appropriate adjustment in the Conversion Price so as to protect the rights of Lender, provided that no such adjustment pursuant to this Section 7.3 will increase the Conversion Price as otherwise determined pursuant to this Section 7, provided further that if Lender does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then Borrower's board of directors and Lender shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding and whose fees and expenses shall be borne by Borrower.

8.      Method of Conversion Share Delivery. On or before the close of business on the third (P) Trading Day following the date of delivery of a Conversion Notice or on the Amortization Payment Date for an Amortization Conversion (the "Delivery Date"), Borrower shall deliver to Lender or its broker (as designated in the Conversion Notice, as applicable), via reputable overnight courier, a certificate representing the number of shares of Common Stock equal to the number of Conversion Shares to which Lender shall be entitled, registered in the name of Lender or its designee. For the avoidance of doubt, Borrower has not met its obligation to deliver Conversion Shares by the Delivery Date unless Lender or its broker, as applicable, has actually received the certificate representing the applicable Conversion Shares no later than the close of business on the relevant Delivery Date pursuant to the terms set forth above.

9.      Conversion Delays. If Borrower fails to deliver Conversion Shares in accordance with the timeframes stated in Sections 3 and 8, Lender, at any time prior to selling all of those Conversion Shares, may rescind in whole or in part that particular Conversion attributable to the unsold Conversion Shares with a corresponding increase to the Outstanding Balance as set forth in this Note (any returned Conversion Amount will tack back to the Purchase Price Date for purposes of determining the holding period under Rule 144). In addition, for each Conversion pursuant to Section 3, in the event that Conversion Shares are not delivered by the fourth Trading Day (inclusive of the day of the Conversion), a late fee equal to the greater of (a) $500.00 per day and (b) 2% of the applicable Conversion Share Value rounded to the nearest multiple of $100.00 (but in any event the cumulative amount of such late fees for each Conversion shall not exceed 200% of the applicable Conversion Share Value) will be assessed for each day after the third Trading Day (inclusive of the day of the Conversion) until Conversion Share delivery is made; and such late fee will be added to the Outstanding Balance (such fees, the "Conversion Delay Late Fees"). For illustration purposes only, if Lender delivers a Conversion Notice to Borrower pursuant to which Borrower is required to deliver 100,000 Conversion Shares to Lender and on the Delivery Date such Conversion Shares have a Conversion Share Value of $20,000.00 (assuming a Closing Sale Price on the Delivery Date of $0.20 per share of Common Stock), then in such event a Conversion Delay Late Fee in the amount of $500.00 per day (the greater of $500.00 per day and $20,000.00 multiplied by 2%, which is $400.00) would be added to the Outstanding Balance of the Note until such Conversion Shares are delivered to Lender. For purposes of this example, if the Conversion Shares are delivered to Lender twenty (20) days after the applicable Delivery Date, the total Conversion Delay Late Fees that would be added to the Outstanding Balance would be $10,000.00 (20 days multiplied by $500.00 per day). If the Conversion Shares are delivered to Lender one hundred (100) days after the applicable Delivery Date, the total Conversion Delay Late Fees that would be added to the Outstanding Balance would be $40,000.00 (100 days multiplied by $500.00 per day, but capped at 200% of the Conversion Share Value).

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10.      Ownership Limitation. Notwithstanding anything to the contrary contained in this Note or the other Transaction Documents, if at any time Lender shall or would be issued shares of Common Stock under any of the Transaction Documents, but such issuance would cause Lender (together with its affiliates) to beneficially own a number of shares exceeding 4.99% of the number of shares of Common Stock outstanding on such date (including for such purpose the shares of Common Stock issuable upon such issuance) (the "Maximum Percentage"), then Borrower must not issue to Lender shares of the Common Stock which would exceed the Maximum Percentage. For purposes of this section, beneficial ownership of Common Stock will be determined pursuant to Section 13(d) of the 1934 Act. The shares of Common Stock issuable to Lender that would cause the Maximum Percentage to be exceeded are referred to herein as the "Ownership Limitation Shares". Borrower will reserve the Ownership Limitation Shares for the exclusive benefit of Lender. From time to time, Lender may notify Borrower in writing of the number of the Ownership Limitation Shares that may be issued to Lender without causing Lender to exceed the Maximum Percentage. Upon receipt of such notice, Borrower shall be unconditionally obligated to immediately issue such designated shares to Lender, with a corresponding reduction in the number of the Ownership Limitation Shares. Notwithstanding the forgoing, the term "4.99%" above shall be replaced with "9.99%" at such time as the Market Capitalization of the Common Stock is less than $10,000,000.00. Notwithstanding any other provision contained herein, if the term "4.99%" is replaced with "9.99%" pursuant to the preceding sentence, such increase to "9.99%" shall remain at 9.99% until increased, decreased or waived by Lender as set forth below. By written notice to Borrower, Lender may increase, decrease or waive the Maximum Percentage as to itself but any such waiver will not be effective until the 61st day after delivery thereof. The foregoing 61-day notice requirement is enforceable, unconditional and non-waivable and shall apply to all affiliates and assigns of Lender.

11.      Payment of Collection Costs. If this Note is placed in the hands of an attorney for collection or enforcement prior to commencing arbitration or legal proceedings, or is collected or enforced through any arbitration or legal proceeding, or Lender otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note, then Borrower shall pay the costs incurred by Lender for such collection, enforcement or action including, without limitation, attorneys' fees and disbursements. Borrower also agrees to pay for any costs, fees or charges of its transfer agent that are charged to Lender pursuant to any Conversion or issuance of shares pursuant to this Note.

12.      Opinion of Counsel. In the event that an opinion of counsel is needed for any matter related to this Note, Lender has the right to have any such opinion provided by its counsel. Lender also has the right to have any such opinion provided by Borrower's counsel.

13.      Governing Law. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Utah. The provisions set forth in the Purchase Agreement to determine the proper venue for any disputes are incorporated herein by this reference.

14.      Resolution of Disputes.

14.1. Arbitration of Disputes. By its acceptance of this Note, each party agrees to be bound by the Arbitration Provisions set forth as Exhibit E to the Purchase Agreement.

14.2. Calculation Disputes. Notwithstanding the Arbitration Provisions, in the case of a dispute as to any Calculations (as defined in the Purchase Agreement), such dispute will be resolved in the manner set forth in the Purchase Agreement.

15.      Cancellation. After repayment or conversion of the entire Outstanding Balance this Note shall be deemed paid in full, shall automatically be deemed canceled, and shall not be reissued.

16.      Amendments. The prior written consent of both parties hereto shall be required for any change or amendment to this Note.

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17.      Assignments. Borrower may not assign this Note without the prior written consent of Lender. This Note and any shares of Common Stock issued upon conversion of this Note may be offered, sold, assigned or transferred by Lender without the consent of Borrower.

18.      Time of the Essence. Time is expressly made of the essence with respect to each and every provision of this Note and the documents and instruments entered into in connection herewith.

19.      Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the subsection of the Purchase Agreement entitled "Notices."

20.      Liquidated Damages. Lender and Borrower agree that in the event Borrower fails to comply with any of the terms or provisions of this Note, Lender's damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties' inability to predict future interest rates, future share prices, future trading volumes and other relevant factors. Accordingly, Lender and Borrower agree that any fees, balance adjustments, default interest or other charges assessed under this Note are not penalties but instead are intended by the parties to be, and shall be deemed, liquidated damages (under Lender's and Borrower's expectations that any such liquidated damages will tack back to the Closing Date for purposes of determining the holding period under Rule 144).

[Remainder of page intentionally left blank; signature page follows]

9

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed as of the Effective Date.

BORROWER:

Vape Holdings, Inc

			By:	/s/ Kyle Tracey
			Name:	Kyle Tracey
			Title:	Chief Executive Officer

ACKNOWI.EDGED, ACCEPTED AND AGREED:

LENDER:

Typenex Co-Investment, llc

By:	Red Cliffs Investments, Inc., its Manager

	By:	/s/ John M. Fife
John M. Fife, President

[Signature Page to Unsecured Convertible Promissory Note]

ATTACHMENT 1
DEFINITIONS

For purposes of this Note, the following terms shall have the following meanings:

Al. "Amortization Conversion Rate" means the lower of the Conversion Price or 70% of the average of the three (3) lowest Closing Sale Prices in the ten (10) Trading Days immediately preceding the applicable Amortization Payment Date.

A2 "Approved Stock Plan" means any stock option plan which has been approved by the board of directors of Borrower, pursuant to which Borrower's securities may he issued to any employee, officer or director for services provided to Borrower.

A3 "Closing Bid Price" and "Closing Sale Price" means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on its principal market, as reported by Bloomberg, or, if its principal market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if its principal market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in "OTC Pink" by Pink OTC Markets Inc. (formerly Pink Sheets LLC), and any successor thereto. If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by Lender and Borrower. If Lender and Borrower are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 14.2. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

A4 "Common Stock" means the Company's common stock, $0.00001 par value per share.

A5. "Conversion Share Value" means the product of the number of Conversion Shares deliverable pursuant to any Conversion multiplied by the Closing Sale Price of the Common Stock on the Delivery Date for such Conversion.

A6 "Conversion Shares" means fully paid and non-assessable shares of the Common Stock issued pursuant to Section 2 or Section 3 of this Note.

A7 "DTC" means the Depository Trust Company.

A8 "DTC means, with respect to the Common Stock, that such Common Stock is eligible to be deposited in certificate form at the DTC, cleared and converted into electronic shares by the DTC and held in the name of the clearing firm servicing Lender's brokerage firm for the benefit of Lender.

A9 "DTC/FAST Program" means the DTC's Fast Automated Securities Transfer Program.

A10 "Equity Conditions" means, during the period in question, (a) Borrower shall have duly honored all conversions and redemptions scheduled to occur or occurring by virtue of one or more Notices of Conversion of' Lender, if any, (b) Borrower shall have paid all liquidated damages and other amounts owing to Lender in respect of this Note, (c) all of the Conversion Shares issuable pursuant to the Transaction Documents (and shares issuable in lieu of cash payments of interest) may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions as determined by the counsel to Borrower as set forth in a written opinion letter to such effect, addressed and acceptable to the Transfer Agent and Lender, (d) the Common Stock is trading on a Trading Market and all of the shares issuable pursuant to the Transaction Documents are listed or quoted for trading on such Trading Market (and Borrower believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the foreseeable future), (e) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the shares then issuable pursuant to the Transaction Documents, (f) there is no existing Event of Default and no existing event which, with the passage of time or the giving of notice, would constitute an Event of Default, (g) the issuance of the shares in question to Lender would not violate the limitations set forth in Section 10 herein, (h) there has been no public announcement of a pending or proposed Fundamental Transaction or Change of Control Transaction that has not been consummated, (i) the applicable Lender is not in possession of any information provided by Borrower that constitutes, or may constitute, material non-public information, (j) for each Trading Day in a period of 10 consecutive Trading Days prior to the applicable date in question, the daily dollar trading volume for the Common Stock on the principal Trading Market exceeds 520,000 per Trading Day, (i) Borrower's Common Stock must be DTC and DWAC Eligible and not subject to a "DTC Chill" and (j) Borrower has timely filed (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by Borrower after the date hereof pursuant to the Exchange Act.

Attachment I to Unsecured Convertible Promissory Note, Page 1

A11. “Excluded Securities" means any (a) shares of Common Stock or options to employees, officers, consultants or directors of Borrower pursuant to an Approved Stock Plan duly adopted for such purpose, by the Board of Directors, (b) securities issued pursuant to acquisitions or strategic transactions, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of Borrower and shall provide to Borrower additional benefits in addition to the investment of funds, but shall not include a transaction in which Borrower is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, (c) securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition, or similar business combination approved by the Board of Directors, (d) securities issued pursuant to an equipment loan or leasing arrangement, real property leasing arrangement or debt financing from a bank or similar financial institution approved by the Board of Directors, and (e) securities with respect to which the holders of the majority of the outstanding principal under this Note have waived their anti-dilution rights in writing.

A12. "Fundamental Transaction" means that (y) (i) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, consolidate or merge with or into (whether or not Borrower or any of its subsidiaries is the surviving corporation) any other person or entity, or (ii) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other person or entity, or (iii) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, allow any other person or entity to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of voting stock of Borrower (not including any shares of voting stock of Borrower held by the person or persons making or party to, or associated or affiliated with the persons or entities making or party to, such purchase, tender or exchange offer), or (iv) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other person or entity whereby such other person or entity acquires more than 50% of the outstanding shares of voting stock of Borrower (not including any shares of voting stock of Borrower held by the other persons or entities making or party to, or associated or affiliated with the other persons or entities making or party to, such stock or share purchase agreement or other business combination), or (v) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, reorganize, recapitalize or reclassify the Common Stock, other than an increase in the number of authorized shares of Borrower's Common Stock, or (z) any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding voting stock of Borrower.

A13 "Major Default" means any Event of Default occurring under Sections 4.1(i), (ii), (x), or (xiii) of this Note.

A14 "Market Capitalization of the Common Stock" shall mean the product equal to (a) the average VWAP of the Common Stock for the immediately preceding fifteen (15) Trading Days, multiplied by (b) the aggregate number of outstanding shares of Common Stock as reported on Borrower's most recently filed Form 10-Q or Form 10-K.

A15 "Minor Default" means any Event of Default that is not a Major Default.

A16 "Outstanding Balance" of this Note means, as of any date of determination, the Purchase Price, as reduced or increased, as the case may be, pursuant to the terms hereof for redemption, conversion, or otherwise, plus any OID, the Transaction Expense Amount, accrued but unpaid interest, collection and enforcements costs (including attorneys' fees) incurred by Lender, transfer, stamp, issuance and similar taxes and fees related to Conversions, and any other fees or charges (including without limitation Conversion Delay Late Fees) incurred under this Note.

Attachment I to Unsecured Convertible Promissory Note, Page 2

A17.      "Optional Prepayment Liquidated Damages Amount" means an amount equal to the difference between (a) the product of (i) the number of shares of Common Stock obtained by dividing (1) the applicable Optional Prepayment Amount by (2) the Conversion Price as of the date Borrower delivered the applicable Optional Prepayment Amount to Lender, multiplied by (ii) the Closing Sale Price of the Common Stock on the date Borrower delivered the applicable Optional Prepayment Amount to Lender, and (b) the applicable Optional Prepayment Amount paid by Borrower to Lender. For illustration purposes only, if the applicable Optional Prepayment Amount were $50,000.00, the Conversion Price as of the date the Optional Prepayment Amount was paid to Lender was equal to $0.75 per share of Common Stock, and the Closing Sale Price of a share of Common Stock as of such date was equal to $1.00, then the Optional Prepayment Liquidated Damages Amount would equal $16,666.67 computed as follows: (a) $66,666.67 (calculated as (i) (1) $50,000.00 divided by (2) $0.75 multiplied by (ii) $1.00) minus (b) $50,000.00.

A18.      "Trading Day" shall mean any day on which the Common Stock is traded or tradable for any period on the Common Stock's principal market, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

Attachment I to Unsecured Convertible Promissory Note, Page 3

EXHIBIT A

TYPENEX CO-INVESTMENT, LLC
303 East Wacker Drive, Suite 1200
Chicago, Illinois 60601

Vape Holdings, Inc.	Date :

Attn: Kyle Tracey

21822 Lassen Street, Suite A

Chatsworth, California 91311

CONVERSION NOTICE

The above-captioned Lender hereby gives notice to Vape Holdings, Inc., a Delaware corporation (the "Borrower"), pursuant to that certain Unsecured Convertible Promissory Note made by Borrower in favor of Lender on December 3, 2014 (the "Note"), that Lender elects to convert the portion of the Note balance set forth below into fully paid and non-assessable shares of Common Stock of Borrower as of the date of conversion specified below. Said conversion shall be based on the Conversion Price set forth below. In the event of a conflict between this Conversion Notice and the Note, the Note shall govern, or, in the alternative, at the election of Lender in its sole discretion, Lender may provide a new form of Conversion Notice to conform to the Note, Capitalized terms used in this notice without definition shall have the meanings given to them in the Note.

A.	Date of Conversion: _____________
B.	Conversion #: _____________
C.	Conversion Amount: _____________
D.	Conversion Price: _____________
E.	Conversion Shares: _____________ (C divided by D)
F.	Remaining Outstanding Balance of Note: _____________ *

*Subject to adjustments for corrections, defaults, interest and other adjustments permitted by the Transaction Documents (as defined in the Purchase Agreement), the terms of which shall control in the event of any dispute between the terms of this Conversion Notice and such Transaction Documents.

To the extent the Conversion Shares are not able to be delivered to Lender electronically via the DWAC system, deliver all such certificated shares to Lender via reputable overnight courier after receipt of this Conversion Notice (by facsimile transmission or otherwise) to:

Sincerely,

Lender:

Typenex Co-Investment, llc

By:	Red Cliffs Investments, Inc., its Manager

By:
John M. Fife, President

Exhibit A to Unsecured Convertible Promissory Note, Page 1

EXHIBIT B

AMORTIZATION SCHEDULE

Amortization Payments	Cash (25% Premium)	Common Stock

First Payment (6/3/15)	$58,333.34 (plus interest)	$46,666.67 (plus interest)
Second Payment (7/3/15)	$58,333.34 (plus interest)	$46,666.67 (plus interest)
Third Payment (8/3/15)	$58,333.34 (plus interest)	$46,666.67 (plus interest)
Fourth payment (9/3/15)	$58,333.34 (plus interest)	$46,666.67 (plus interest)
Fifth Payment (10/3/15)	$58,333.34 (plus interest)	$46,666.67 (plus interest)
Sixth Payment (11/3/15)	$58,333.34 (plus interest)	$46,666.67 (plus interest)
Seventh Payment (12/3/16)	$58,333.34 (plus interest)	$46,666.67 (plus interest)
Eighth Payment (1/3/16)	$58,333.34 (plus interest)	$46,666.67 (plus interest)
Ninth Payment (2/3/16)	$58,333.34 (plus interest)	$46,666.67 (plus interest)
Tenth Payment (3/3/16)	$58,333.34 (plus interest)	$46,666.67 (plus interest)
Eleventh Payment (4/3/16)	$58,333.34 (plus interest)	$46,666.67 (plus interest)
Twelfth Payment (5/3/16)	$58,333.34 (plus interest)	$46,666.67 (plus interest)

Exhibit B to Unsecured Convertible Promissory Note, Page 1